UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 22, 2015

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Floor 30 Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Officers; (b) Appointment of Certain Officers; (c)  Compensatory Arrangements of Certain Officers

Appointment of President, Chief Executive Officer and a Director

On January 22, 2015, Atlantic Power Corporation (the “Company”) appointed James J. Moore, Jr., 56, as President, Chief Executive Officer (“CEO”) and a Director of the Company, effective January 26, 2015.  In connection with Mr. Moore’s appointment, effective January 26, 2015, Kenneth Hartwick will step down as Interim President and CEO.  Mr. Hartwick will remain a member of the Board of Directors of the Company (the “Board”).

Mr. Moore joins the Company from Diamond Castle Holdings LLC (“DCH”), a $1.8 billion private equity firm in New York City, where he served as Chairman of Energy and Power from 2008 to 2015.  From 2001 to 2008, Mr. Moore served as CEO of Catamount Energy Corporation (“Catamount”), where he helped transform a small Vermont energy company into a wind-focused growth company.  The new strategy led to the sale of the company to DCH in 2005 and later to Duke Energy in 2008.  Prior to his tenure at Catamount, Moore served as Chairman and CEO of American National Power and on the board of directors of International Power PLC.  Mr. Moore also previously served on the board of directors of Comverge, Inc. in 2012.  Mr. Moore’s track record of thirty-three years in the energy industry, including building two independent power producer businesses, makes him a valuable addition to the Company and to the Board.

Employment Agreement

In addition, on January 22, 2015 and effective January 26, 2015 (the “Effective Date”), the Company and Atlantic Power Services, LLC entered into an employment agreement with Mr. Moore (the “Employment Agreement”).  The Employment Agreement provides Mr. Moore with an initial annual base salary of $575,000 (prorated for 2015).

Mr. Moore will also be eligible, subject to certain conditions, to receive an annual bonus (prorated for 2015) under the Short Term Incentive Program (“STIP”) adopted by the Compensation Committee of the Board, with a target annual bonus of 75% of his base salary and a maximum possible annual bonus of 100% of his base salary.  Mr. Moore will be also be eligible to participate in equity-based incentive plans and any other plans or programs of the Company, including the Company’s Fifth Amended and Restated Long-Term Incentive Plan (“LTIP”).  The target value of Mr. Moore’s annual equity-based award in any fiscal year of the Company shall be equal to 75%, and the maximum value of such award in any fiscal year shall be equal to 100%, of his base salary.  The annual equity-based awards granted to Mr. Moore with respect to fiscal year 2015 shall vest upon the three year anniversary of the date of grant, as follows, provided he remains employed by the Company upon the vesting date, and the portion of each award that does not so vest shall be immediately and automatically forfeited for no consideration: (i) at 150% of the original grant amount, if the Company’s Relative TSR (as defined in the LTIP) is at the 75th percentile or higher, (ii) at 100% of the original grant amount, if the Company’s Relative TSR is at the 50th percentile or higher, but below the 75th percentile, (iii) at 50% of the original grant amount, if the Company’s Relative TSR is at the 25th percentile or higher, but below the 50th percentile or (iv) at 0% of the original grant amount, if the Company’s Relative TSR is below the 25th percentile, or, regardless of the Company’s Relative TSR, if, as of the vesting date, the Market Price per Common Share (as defined in the LTIP) is below the Market Price Per Common Share as of the date of grant.

On or before March 4, 2015, Mr. Moore will receive a one-time cash bonus of US$150,000 (the “Transitional Expense Payment”).  If Mr. Moore’s employment is terminated by the Company for Cause (as defined in the Employment Agreement), or he resigns without Good Reason (as defined in the Employment Agreement) during the first 18 months of his employment, Mr. Moore must repay a pro-rata portion of the Transitional Expense Payment corresponding to the remaining time in the initial 18-month employment period.  In addition, on January 22, 2015 and effective on the Effective Date, the Compensation Committee approved, pursuant to a transition equity grant participation agreement, dated January 22, 2015 (the “Transition Equity Grant Participation Agreement”) a one-time grant to Mr. Moore of notional shares, each corresponding to one common share of the Company, with an initial grant value of US$1,350,000 (the “Transition Notional Shares”).  The Transition Notional Shares will vest as follows, provided Mr. Moore remains employed by the Company upon the vesting date: (i) 50% of the Transition Notional Shares on or after the two-year anniversary of the Effective Date if the weighted average Canadian dollar closing price of common shares of the Company on the Toronto Stock Exchange (“TSX”) for at least three consecutive calendar months has exceeded the Market Price per Common Share (as defined in the Transition Equity Grant Participation Agreement) as of January 22, 2015 by at least 50% and (ii) 50% of the Transition Notional Shares on the four-year anniversary of the Effective Date.

Mr. Moore and his eligible dependents will be entitled to participate in all employee benefit plans, programs and policies of the Company, including life insurance coverage equal to three times his base salary.

Under the Employment Agreement, Mr. Moore agrees to be subject to a financial restatement and clawback policy. The Employment Agreement also contains non-competition and non-solicitation limitations on Mr. Moore for a period of one year following the termination of his employment for any reason, as well as confidentiality and non-disparagement obligations.  The Employment Agreement will continue until Mr. Moore’s employment is terminated by Mr. Moore either for Good Reason or without Good Reason, by the Company either for Cause or without Cause, or as a result of Mr. Moore’s death, disability or retirement.

In the event that Mr. Moore’s employment is terminated by the Company without Cause or by Mr. Moore for Good Reason (other than in the one-year period following a change of control of the Company), he will be entitled to receive his accrued salary through the date of termination as well as a termination payment equal to the sum of a prorated amount of his target annual bonus for the year in which his termination occurs and two times his base salary. If the termination occurs (i) on or prior to the six-month anniversary of the Effective Date, (ii) after the six month anniversary and on or before the one-year anniversary of the Effective Date or (iii) after the one-year anniversary of the Effective Date, each equity based award held by Mr. Moore shall (i) be forfeited, (ii) vest as to 50% of the award (assuming “target” performance for awards with performance-based vesting conditions) or (iii) vest as to 100% of the award (assuming “target” performance for awards with performance-based vesting conditions), respectively.

In the event that Mr. Moore’s employment is terminated by the Company without Cause or by Mr. Moore for Good Reason within the one-year period following a change of control of the Company (as defined in the Employment Agreement) that occurs on or before the one-year anniversary of the Effective Date, Mr. Moore will be entitled to receive his accrued salary through the date of termination as well as a termination payment equal to $2,000,000. Each equity-based award held by Mr. Moore shall be forfeited.

In the event that Mr. Moore’s employment is terminated by the Company without Cause or by Mr. Moore for Good Reason within the one-year period following a change of control of the Company (as defined in the Employment Agreement) that occurs after the one-year anniversary of the Effective Date, he will be entitled to receive his accrued salary through the date of termination as well as a termination payment equal to the sum of a prorated amount of his target annual bonus for the year in which his termination occurs and two times his base salary. Each equity-based award held by Mr. Moore shall vest as to 100% of the award (assuming “target” performance for awards with performance-based vesting conditions).

In any termination of Mr. Moore’s employment by the Company without Cause or by Mr. Moore for Good Reason, Mr. Moore will also receive continued medical and life insurance for 18 months following his termination.

Mr. Moore’s entitlement to these termination benefits, other than accrued salary, are conditioned upon his execution of a general release of claims against the Company in the form attached to the Employment Agreement.

In the event that Mr. Moore’s employment is terminated as a result of his death, disability or retirement, he will be entitled to receive his accrued salary through the date of termination, and each equity-based award held by Mr. Moore shall vest in accordance with the applicable plan or grant or agreement.  In the event that Mr. Moore’s employment is terminated by the Company for Cause or by Mr. Moore without Good Reason, he will be entitled to receive his accrued salary through the date of termination.

This description of the Employment Agreement and the Transition Equity Grant Participation Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement and the Transition Equity Grant Participation Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01.                                        Regulation FD Disclosure.

On January 23, 2015, the Company issued a press release, which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in that filing.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	Employment Agreement among the Company, Atlantic Power Services, LLC and James J. Moore, Jr., dated January 22, 2015.
10.2	Transition Equity Grant Participation Agreement between Atlantic Power Services, LLC and James J. Moore, Jr., dated January 22, 2015.
99.1	Press Release of the Company, dated January 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: January 23, 2015	By:	/s/ Terrence Ronan
Name: Terrence Ronan
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement among the Company, Atlantic Power Services, LLC and James J. Moore, Jr., dated January 22, 2015.
10.2	Transition Equity Grant Participation Agreement between Atlantic Power Services, LLC and James J. Moore, Jr., dated January 22, 2015.
99.1	Press Release of the Company, dated January 23, 2015.